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                                                                     EXHIBIT F-1

                                  July 11, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

         Re:      Form U-1 Application-Declaration
                  Sale of Black Mountain Gas Company

Ladies and Gentlemen:

         I deliver this opinion to you for filing as Exhibit F to the Application-Declaration referenced above (the "Application") seeking authority by the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act") for Xcel Energy Inc. ("Xcel Energy" or the "Applicant") to sell all of the issued and outstanding stock of Black Mountain Gas Company ("Black Mountain") to Southwest Gas Corporation ("Southwest"), all as more fully described in the Application (the "Transaction").

         I have acted as counsel to the Applicant in connection with the filing of the Application. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Application.

         I am a member of the bar of Minnesota, the place of organization of Xcel Energy and Black Mountain. I am not a member of the bar of any other state of the United States in which Black Mountain is qualified to do business and do not hold myself out as an expert in the laws of such states, although I have consulted and will consult with counsel to the Applicant who are experts in such laws. For purposes of this opinion, to the extent I deemed necessary, I have relied on advice from counsel employed or retained directly or indirectly by the Applicant.

         In connection with this opinion, I or attorneys in whom I have confidence, have examined originals or copies, certified or otherwise identified to my satisfaction, of such records and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions expressed in this letter. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon statements contained in the Application.

         The opinions expressed below are limited to the Applicant and subject to the following assumptions, qualifications, limitations, conditions and exceptions:

         (a) The Commission shall have duly entered an appropriate order or orders with respect to the proposed Transaction, as described in the Application, permitting the Application to become effective under the Act and the rules and regulations thereunder, and the proposed Transaction is consummated in accordance with the Application and the Commission's orders.


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         (b) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

         (c) Applicant will at the time of the proposed Transaction be validly incorporated or a validly formed business entity in the jurisdiction in which it is domiciled.

         (d) No opinion is given with respect to the securities or "blue sky" laws of any jurisdiction.

         Based upon the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, it is my opinion that, with respect to the Applicant, in the event the proposed Transaction is consummated in accordance with the Application:

         (a) all state laws applicable to the proposed Transaction will have been complied with; and

         (b) the consummation of the proposed Transaction will not violate the legal rights of the holders of any securities issued by the Applicant.

         I hereby consent to the filing of this opinion as an exhibit to the Application.

                                         Very truly yours,


                                         /s/ Gary R. Johnson
                                         -------------------------------------
                                         Gary R. Johnson
                                         Vice President and General Counsel